Exhibit 5(ii) under Form N-1A
                                         Exhibit 10 under Item 601/Reg. S-K


                                 EXHIBIT E
                                  to the
                       Investment Advisory Contract

                           FIRST PRIORITY FUNDS

                     FIRST PRIORITY EQUITY INCOME FUND

     For all services rendered by Adviser hereunder, the above-named Fund of the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.80 of 1% of the average daily net assets of the Fund.,

     The portion of the fee based upon average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 0.80 of 1% applied to the daily net assets of the Fund.

     The advisory fee so accrued shall be paid to Adviser daily.

     Witness the due execution hereof this 1st day of December, 1994.


Attest:                       FIRST ALABAMA BANK


By:  /s/ Virginia L. Martin             By:  /s/ Richard E. Wambsganss
Assistant Secretary           Executive Vice President

Attest:                       FIRST PRIORITY FUNDS


By:  /s/ John W. McGonigle         By:  /s/ Edward C. Gonzales
Secretary                President



                                 EXHIBIT F
                                  to the
                       Investment Advisory Contract

                           FIRST PRIORITY FUNDS

                       FIRST PRIORITY BALANCED FUND

     For all services rendered by Adviser hereunder, the above-named Fund of the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.80 of 1% of the average daily net assets of the Fund.,

     The portion of the fee based upon average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 0.80 of 1% applied to the daily net assets of the Fund.

     The advisory fee so accrued shall be paid to Adviser daily.

     Witness the due execution hereof this 1st day of December, 1994.


Attest:                       FIRST ALABAMA BANK


By:  /s/ Virginia L. Martin             By:  /s/ Richard E. Wambsganss
Assistant Secretary                     Executive Vice President


Attest:                       FIRST PRIORITY FUNDS


By:  /s/ John W. McGonigle         By:  /s/ Edward C. Gonzales
Secretary                          President